Report of Independent
    Accountants


To the Board of Trustees and
Shareholders
of Masters' Select Funds Trust

In planning and performing
our audits of the financial
statements of Masters' Select
Equity Fund, Masters' Select
International Fund, and
Masters' Select Value Fund,
each a series of Masters'
Select Funds Trust (the
"Trust") for the year ended
December 31, 2001, we
considered its internal
control, including control
activities for safeguarding
securities, in order to
determine our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements
of Form N-SAR, not to
provide assurance on internal
control.

The management of the Trust
is responsible for establishing
and maintaining internal
control.  In fulfilling this
responsibility, estimates and
judgments by management
are required to assess the
expected benefits and related
costs of controls.  Generally,
controls that are relevant to
an audit pertain to the entity's
objective of preparing
financial statements for
external purposes that are
fairly presented in conformity
with generally accepted
accounting principles.  Those
controls include the
safeguarding of assets against
unauthorized acquisition, use
or disposition.

Because of inherent
limitations in internal control,
errors or fraud may occur and
not be detected.  Also,
projection of any evaluation
of internal control to future
periods is subject to the risk
that controls may become
inadequate because of
changes in conditions or that
the effectiveness of their
design and operation may
deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material
weakness is a condition in
which the design or operation
of one or more of the internal
control components does not
reduce to a relatively low
level the risk that
misstatements caused by
error or fraud in amounts that
would be material in relation
to the financial statements
being audited may occur and
not be detected within a
timely period by employees
in the normal course of
performing their assigned
functions.  However, we
noted no matters involving
internal control and its
operation, including controls
for safeguarding securities
that we consider to be
material weaknesses as
defined above as of
December 31, 2001.

This report is intended solely
for the information and use of
the Board of Trustees,
management and the
Securities and Exchange
Commission and is not
intended to be and should not
be used by anyone other than
these specified parties.


PricewaterhouseCoopers LLP

New York, New York
February 1, 2002